EXHIBIT 99.2

STATE of DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

FIRST: The name of this Corporation is

SUPREME HOTEL PROPERTIES, INC.
(hereinafter the “Corporation”)

SECOND: Its Registered Office in the State of Delaware is to be located at 113 Barksdale Professional Center in the City of Newark, County of New Castle. The zip code is 19711. The name of the Registered Agent therein and in charge thereof, upon which process against this Corporation may be served, is Delaware Intercorp, Inc.

THIRD: The nature of the business and the objects and purposes proposed o be transacted, promoted, and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is 200,000,000 of which 100,000,000 shares shall be preferred stock, $0.001 par value, and 100,000,000 shares shall be common stock, $0.001 par value.

FIFTH: The name and mailing address of the incorporator are as follows

Name:	Delaware Intercorp, Inc
Mailing Address:	113 Barksdale Professional Center
Newark, DE 19711

SIXTH: The directors of the corporation are not liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: a) a director’s duty of loyalty to the corporation or its stockholders; b) intentional misconduct or violation of law; c) a transaction from which the director derived an improper personal benefit; or d) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this Monday, June 20, 2005

/s/ Melissa A. Hall	State of Delaware
Secretary of State
Incorporator: Delaware Intercorp, Inc. by	Division of Corporations
Melissa A. Hall, Secretary	Delivered 02:08 PM 06/20/2005
FILED 02:03 PM 06/20/2005
SRV 050511305 - 3987841 FILE

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